Exhibit 99.1 July 31, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance Operating Income Increases 40 Percent Compared with Second Quarter 2017 TULSA, Okla. - July 31, 2018 - ONEOK, Inc. (NYSE: OKE) today announced higher second-quarter 2018 financial results, compared with the second quarter 2017, and updated 2018 financial guidance. Results primarily benefited from natural gas volume growth in the STACK and SCOOP areas and the Williston Basin, natural gas liquids (NGL) volume growth in the STACK and SCOOP areas and Permian Basin, and higher optimization and marketing activities in the natural gas liquids segment. SUMMARY • Second-quarter 2018 operating income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) increased 40 and 30 percent, respectively, compared with the second quarter 2017; • Second-quarter 2018 net income attributable to ONEOK totaled $281.0 million, or 68 cents per diluted share; • Second-quarter 2018 distributable cash flow (DCF) increased 37 percent compared with the second quarter 2017, providing a dividend coverage ratio of 1.39 times; • Debt-to-EBITDA ratio on an annualized run-rate basis of 3.4 times as of June 30, 2018; • Second-quarter 2018 natural gas volumes processed increased 19 percent, and NGL volumes gathered and fractionated each increased 12 percent, compared with the second quarter 2017; and • ONEOK increases its 2018 net income guidance midpoint to $1,085 million from $1,055 million and its adjusted EBITDA guidance midpoint to $2,350 million from $2,315 million, and narrows its 2018 financial guidance ranges. Updated financial guidance is listed in the tables. -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

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SECOND-QUARTER 2018 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
	(Millions of dollars, except per share and dividend coverage ratio amounts)			
Net income attributable to ONEOK (a)	**$ 281.0**	$ 71.7	**$ 545.6**	$ 159.1
Net income per diluted share (a)	**$ 0.68**	$ 0.33	**$ 1.32**	$ 0.74
Adjusted EBITDA (b)	**$ 601.8**	$ 462.3	**$ 1,172.2**	$ 921.9
DCF (b)	**$ 453.5**	$ 330.1	**$ 885.5**	$ 654.2
DCF in excess of dividends paid	**$ 126.5**	$ 64.9	**$ 242.0**	$ 124.0
Dividend coverage ratio (b)	**1.39**	1.50	**1.38**	1.48
Operating income	**$ 448.4**	$ 319.5	**$ 868.1**	$ 636.6
Operating costs	**$ 230.2**	$ 215.1	**$ 440.4**	$ 404.2
Depreciation and amortization	**$ 106.3**	$ 100.8	**$ 210.5**	$ 200.3
Equity in net earnings from investments	**$ 36.6**	$ 39.4	**$ 76.8**	$ 78.9
Capital expenditures	**$ 350.9**	$ 82.5	**$ 615.4**	$ 195.2

(a) The three- and six-month periods ending June 30, 2017, include nonrecurring pretax cash and noncash charges of approximately $43 million, or 12 cents per diluted share, and approximately $50 million, or 15 cents per diluted share, respectively.
(b) Adjusted EBITDA; DCF; and dividend coverage ratio are non-GAAP measures. Three- and six-month 2017 amounts include pretax cash costs associated with the ONEOK and ONEOK Partners merger transaction of approximately $23 million, or 0.18 times dividend coverage, and approximately $30 million, or 0.11 times dividend coverage, respectively. Reconciliations to relevant GAAP measures are included in this news release.

"ONEOK's second quarter natural gas and NGL volume growth continues to demonstrate the consistent long-term productivity of the basins in which our facilities safely and reliably operate," said Terry K. Spencer, ONEOK president and chief executive officer. "We continue to return value to our shareholders and have increased our dividend by 11 percent since July 2017.

"Our more than $4 billion of organic growth projects are progressing as planned, and we expect the West Texas LPG expansion in the Delaware Basin and our Sterling III pipeline expansion projects to be completed later this year," he added. "These projects, and others we've announced in the past year, will provide critical takeaway capacity for our customers in some of the country's most active basins."

SECOND-QUARTER 2018 FINANCIAL PERFORMANCE

ONEOK's operating income and adjusted EBITDA increased 40 and 30 percent, respectively, in the second quarter 2018, compared with the second quarter 2017. Higher results were driven primarily by natural gas and NGL volume growth and increased optimization and marketing activities due primarily to wider location price differentials.

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 3 Results were offset partially by higher operating costs associated with the growth of ONEOK’s operations in the natural gas gathering and processing segment, higher employee- related costs in all three segments, and higher property taxes in the natural gas liquids segment. Operating income for the second quarter 2018 also was impacted by higher noncash share-based compensation expense associated with ONEOK’s increased share price in 2018, and higher depreciation expense due to capital-growth projects placed in service, compared with the second quarter 2017. EARNINGS PRESENTATION AND KEY STATISTICS: Additional financial and operating information that will be discussed on the second- quarter 2018 conference call is accessible on ONEOK’s website, www.oneok.com, or from the links below. >View earnings presentation >View earnings tables FINANCIAL HIGHLIGHTS: • Declaring in July 2018 a quarterly dividend of 82.5 cents per share, or $3.30 per share on an annualized basis, an increase of 11 percent compared with July 2017; • DCF in excess of dividends paid of $126.5 million, a 95 percent increase compared with the second quarter 2017; • Debt-to-EBITDA ratio on an annualized run-rate basis of 3.4 times as of June 30, 2018; • Having $15.3 million of cash and cash equivalents and $2.3 billion of borrowing capacity available under its $2.5 billion credit agreement, as of June 30, 2018; • Completing in July 2018 a $1.25 billion public offering of senior notes, consisting of $800 million of 10-year senior notes at a coupon of 4.55 percent and $450 million of 30-year senior notes at a coupon of 5.20 percent, generating net proceeds of $1.23 billion; and • Completing in July 2018 the acquisition of the remaining 20 percent interest in the West Texas LPG Pipeline Limited Partnership from Martin Midstream Partners L.P. BUSINESS-SEGMENT RESULTS: Key financial and operating statistics are listed in the tables. Natural Gas Liquids Segment The natural gas liquids segment’s second-quarter 2018 adjusted EBITDA increased 29 percent, compared with the same period in 2017, due primarily to higher earnings from optimization and marketing activities, and increased volumes gathered in the Mid-Continent -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 4 region, primarily in the STACK and SCOOP areas, and the Permian Basin. Second-quarter 2018 NGLs gathered and fractionated each increased 12 percent, compared with the same period in 2017. The segment connected two third-party natural gas processing plants in the STACK and SCOOP areas to its system in the second quarter 2018. Ethane volumes on ONEOK’s system increased 60,000 barrels per day (bpd) in the second quarter 2018, compared with the same period in 2017. Ethane rejection levels on ONEOK’s system averaged more than 140,000 bpd in the second quarter 2018, compared with more than 150,000 bpd in the second quarter 2017, despite an increase in overall NGL volumes. ONEOK expects ethane rejection levels across its system to continue to fluctuate during the second half of the year as petrochemical companies complete expansion projects and NGL exports increase. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2018 2017 2018 2017 (Millions of dollars) Adjusted EBITDA $ 352.1 $ 273.3 $ 694.1 $ 551.5 Capital expenditures $ 216.9 $ 12.3 $ 341.9 $ 32.8 The increase in second-quarter 2018 adjusted EBITDA, compared with the second quarter 2017, primarily reflects: • A $48.7 million increase in optimization and marketing due primarily to wider location price differentials and the sale of purity NGL inventory previously held; and • A $38.2 million increase in exchange services due to increased volumes, including higher ethane recovery in the Mid-Continent region, primarily in the STACK and SCOOP areas, and increased volumes in the Permian Basin, offset partially by the timing of earnings associated with higher unfractionated NGL inventory levels and lower volumes in the Barnett Shale; offset partially by • A $6.1 million increase in operating costs due primarily to higher property taxes and higher employee-related costs. The increase in adjusted EBITDA for the six-month 2018 period, compared with the same period last year, primarily reflects: • An $81.6 million increase in exchange services due to increased volumes, including higher ethane recovery in the Mid-Continent region, primarily in the STACK and SCOOP areas, and increased volumes in the Williston and Permian basins, offset partially by the -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 5 timing of earnings associated with higher unfractionated NGL inventory levels, lower volumes in the Barnett Shale and the impact of severe winter weather in the first quarter 2018; • A $73.6 million increase in optimization and marketing due primarily to wider location price differentials and the sale of purity NGL inventory previously held; and • A $4.2 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline; offset partially by • A $12.2 million increase in operating costs due primarily to higher employee-related costs, the timing of routine maintenance projects and higher property taxes. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s second-quarter 2018 adjusted EBITDA increased 30 percent, compared with the same period in 2017, primarily from higher volumes due to continued drilling activity across ONEOK’s significant asset footprint and improved producer efficiencies. Volume growth in the Williston Basin and STACK and SCOOP areas contributed to a 19 percent increase in natural gas volumes processed in the second quarter 2018, compared with the same period in 2017. The segment also continues to benefit from higher fee-based earnings, with an average fee rate of 89 cents per Million British thermal units (MMBtu) in the second quarter 2018, compared with 87 cents per MMBtu in the second quarter 2017. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2018 2017 2018 2017 (Millions of dollars) Adjusted EBITDA $ 166.9 $ 128.3 $ 297.4 $ 232.2 Capital expenditures $ 108.8 $ 37.0 $ 220.6 $ 100.2 Second-quarter 2018 adjusted EBITDA increased, compared with the second quarter 2017, which primarily reflects: • A $47.9 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; • An $8.2 million increase due to contract settlements; and • A $4.9 million increase due primarily to higher realized NGL and condensate prices; offset partially by -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 6 • A $16.3 million increase in operating costs due primarily to the growth of ONEOK’s operations and higher employee-related costs; and • A $4.6 million decrease due primarily to lower equity in net earnings from ONEOK’s Powder River Basin equity investments. The increase in adjusted EBITDA for the six-month 2018 period, compared with the same period last year, primarily reflects: • An $89.0 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; • An $8.2 million increase due to contract settlements; and • A $6.3 million increase due primarily to higher realized NGL and condensate prices; offset partially by • A $30.5 million increase in operating costs due primarily to the growth of ONEOK’s operations and higher employee-related costs; and • A $5.5 million decrease due primarily to lower equity in net earnings from ONEOK’s Powder River Basin equity investments. Natural Gas Pipelines Segment The natural gas pipelines segment’s adjusted EBITDA increased 6 percent in the second quarter 2018, compared with the same period in 2017, primarily due to increased interruptible transportation volumes. In June 2018, the segment announced plans to expand its natural gas pipeline infrastructure to provide additional takeaway capacity in the Permian Basin and STACK and SCOOP areas by up to 1.7 billion cubic feet per day (Bcf/d). Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2018 2017 2018 2017 (Millions of dollars) Adjusted EBITDA $ 85.4 $ 80.7 $ 179.0 $ 163.6 Capital expenditures $ 20.5 $ 26.8 $ 40.4 $ 51.9 The increase in adjusted EBITDA for the second quarter 2018, compared with the second quarter 2017, primarily reflects: • A $6.7 million increase from higher transportation services due primarily to increased interruptible transportation volumes; offset partially by • A $2.2 million increase in operating costs due primarily to higher employee-related costs. -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

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The increase in adjusted EBITDA for the six-month 2018 period, compared with the same period last year, primarily reflects:

- An $11.5 million increase from higher transportation services due primarily to increased interruptible transportation volumes;
- A $5.9 million increase from natural gas storage services; and
- A $2.6 million increase from higher net retained fuel; offset partially by
- A $2.5 million increase in operating costs due primarily to higher employee-related costs.

CAPITAL-GROWTH ACTIVITIES:

Since June 2017, ONEOK has announced more than $4.3 billion of organic capital-growth projects to support increasing production across ONEOK's operating footprint. These projects are backed by a combination of long-term fee-based contracts, volume commitments or acreage dedications. The natural gas liquids and natural gas gathering and processing projects are expected to generate adjusted EBITDA multiples of four to six times.

Since June 2017, the natural gas liquids segment has announced approximately $3.7 billion of capital-growth projects, which include the following:

Project	Scope	Approximate Cost (*Millions of dollars*)	Expected Completion
West Texas LPG Pipeline expansion	120-mile pipeline lateral extension with 110,000 bpd of capacity in the Delaware Basin	$200 (a)	Third quarter 2018
Sterling III expansion	60,000 bpd pipeline expansion from the Mid-Continent to the Gulf Coast, which increases capacity to 250,000 bpd	$130	Fourth quarter 2018
Elk Creek Pipeline project	900-mile pipeline from the Williston Basin to the Mid-Continent with initial capacity up to 240,000 bpd	$1,400	Fourth quarter 2019 (b)
Arbuckle II Pipeline	530-mile pipeline from the Mid-Continent to the Gulf Coast with initial capacity of 400,000 bpd	$1,360	First quarter 2020
MB-4 fractionator	125,000 bpd fractionator and related infrastructure in Mont Belvieu, Texas	$575	First quarter 2020

(a) Reflects total project cost. On July 31, 2018, ONEOK acquired the remaining 20 percent interest in the West Texas LPG Pipeline Limited Partnership.
(b) ONEOK expects the southern section of the pipeline to be in service as early as the third quarter 2019.

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

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Since June 2017, the natural gas gathering and processing segment has announced approximately $600 million of capital-growth projects, which include the following:

Project	Scope	Approximate Cost (*Millions of dollars*)	Expected Completion
Additional STACK processing capacity	200 million cubic feet per day (MMcf/d) processing capacity through a long-term processing services agreement with a third party	$40	In service
Canadian Valley expansion	200 MMcf/d processing plant expansion in the STACK, which increases capacity to more than 400 MMcf/d	$160	Fourth quarter 2018
Demicks Lake plant and infrastructure	200 MMcf/d processing plant and related infrastructure in the core of the Williston Basin	$400	Fourth quarter 2019

In June 2018, the natural gas pipelines segment announced the following projects:

Project	Scope	Expected Completion
ONEOK Gas Transportation (OGT) westbound expansion	100 MMcf/d westbound expansion from the STACK area to multiple western Oklahoma interstate pipeline delivery points, could increase up to 300 MMcf/d dependent upon open season results	Fourth quarter 2018
OGT eastbound expansion	150 MMcf/d eastbound expansion from the STACK and SCOOP areas to an eastern Oklahoma interstate pipeline delivery point	First quarter 2019
ONEOK WesTex Transmission expansion	150 MMcf/d expansion from the Permian Basin to interstate pipeline delivery points in the Texas Panhandle, could increase up to 450 MMcf/d dependent upon open season results	First quarter 2019
Roadrunner Gas Transmission bidirectional project (50 percent owned)	750 MMcf/d of eastbound transportation capacity from the Delaware Basin to the Waha area	First quarter 2019

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Aug. 1, 2018. The call also will be carried live on ONEOK's website.

To participate in the telephone conference call, dial 877-260-1479, pass code 1138733, or log on to www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK's website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1138733.

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 9 LINKS TO EARNINGS TABLES AND PRESENTATION: Tables: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2018/q2-2018-earnings-results-financial-news.pdf Presentation: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2018/q2-2018-earnings-results-presentation.pdf NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted EBITDA, distributable cash flow, dividend coverage ratio and projected adjusted EBITDA multiples, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid for the period; and • Adjusted EBITDA multiples for the announced capital-growth projects reflect the expected adjusted EBITDA to be generated by the projects relative to the capital investment being made. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare ONEOK’s financial performance with the performance of other companies within ONEOK’s industry. Adjusted EBITDA, distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income, earnings per share or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and dividend coverage ratio are included in the tables. A reconciliation of estimated adjusted EBITDA multiples to GAAP net income is not provided because the GAAP net income generated by the projects is not available without unreasonable efforts. -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 10 ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to ONEOK’s anticipated financial performance (including projected operating income, net income, capital expenditures, cash flows and projected levels of dividends), liquidity, management’s plans and objectives for ONEOK’s future capital-growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), ONEOK’s business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. ONEOK makes these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of ONEOK’s operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause ONEOK’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect ONEOK’s operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause ONEOK’s actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: • the effects of weather and other natural phenomena, including climate change, on ONEOK’s operations, demand for ONEOK’s services and energy prices; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the capital intensive nature of ONEOK’s businesses; • the profitability of assets or businesses acquired or constructed by us; • ONEOK’s ability to make cost-saving changes in operations; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of ONEOK’s counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the timing and extent of changes in energy commodity prices; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the impact on drilling and production by factors beyond ONEOK’s control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and ONEOK’s facilities; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from ONEOK’s terminals or pipelines; -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 11 • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • ONEOK’s indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit ONEOK’s ability to borrow additional funds and/or place us at competitive disadvantages compared with ONEOK’s competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning ONEOK’s credit; • the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • ONEOK’s ability to access capital at competitive rates or on terms acceptable to us; • risks associated with adequate supply to ONEOK’s gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • the risk that material weaknesses or significant deficiencies in ONEOK’s internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of Canadian and United States natural gas and crude oil; and – availability of additional storage capacity; • performance of contractual obligations by ONEOK’s customers, service providers, contractors and shippers; • the timely receipt of approval by applicable governmental entities for construction and operation of ONEOK’s pipeline and other projects and required regulatory clearances; • ONEOK’s ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the mechanical integrity of facilities operated; • demand for ONEOK’s services in the proximity of ONEOK’s facilities; • ONEOK’s ability to control operating costs; • acts of nature, sabotage, terrorism or other similar acts that cause damage to ONEOK’s facilities or ONEOK’s suppliers' or shippers' facilities; • economic climate and growth in the geographic areas in which we do business; • the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • risks associated with pending or possible acquisitions and dispositions, including ONEOK’s ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the impact of uncontracted capacity in ONEOK’s assets being greater or less than expected; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in ONEOK’s state and FERC-regulated rates; -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 12 • the composition and quality of the natural gas and NGLs we gather and process in ONEOK’s plants and transport on ONEOK’s pipelines; • the efficiency of ONEOK’s plants in processing natural gas and extracting and fractionating NGLs; • the impact of potential impairment charges; • the risk inherent in the use of information systems in ONEOK’s respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • ONEOK’s ability to control construction costs and completion schedules of ONEOK’s pipelines and other projects; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

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ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
	(Thousands of dollars, except per share amounts)			
Revenues				
Commodity sales	**$ 2,675,262**	$ 2,161,009	**$ 5,495,266**	$ 4,377,726
Services	**285,267**	564,763	**567,340**	1,097,657
Total revenues	**2,960,529**	2,725,772	**6,062,606**	5,475,383
Cost of sales and fuel (exclusive of items shown separately below)	**2,175,818**	2,091,022	**4,543,844**	4,234,865
Operations and maintenance	**202,037**	190,784	**383,218**	352,836
Depreciation and amortization	**106,288**	100,849	**210,525**	200,268
General taxes	**28,116**	24,304	**57,139**	51,457
Gain on sale of assets	**(96)**	(637)	**(185)**	(630)
Operating income	**448,366**	319,450	**868,065**	636,587
Equity in net earnings from investments	**36,570**	39,363	**76,757**	78,927
Allowance for equity funds used during construction	**804**	22	**1,034**	35
Other income	**1,857**	4,033	**2,595**	8,374
Other expense	**(4,391)**	(24,560)	**(7,700)**	(28,027)
Interest expense (net of capitalized interest of $5,134, $1,745, $7,172, and $3,186, respectively)	**(113,496)**	(118,473)	**(229,221)**	(234,935)
Income before income taxes	**369,710**	219,835	**711,530**	460,961
Income taxes	**(87,531)**	(43,844)	**(163,302)**	(98,785)
Net income	**282,179**	175,991	**548,228**	362,176
Less: Net income attributable to noncontrolling interests	**1,131**	104,298	**2,672**	203,122
Net income attributable to ONEOK	**281,048**	71,693	**545,556**	159,054
Less: Preferred stock dividends	**275**	217	**550**	217
Net income available to common shareholders	**$ 280,773**	$ 71,476	**$ 545,006**	$ 158,837
Basic earnings per common share	**$ 0.68**	$ 0.34	**$ 1.33**	$ 0.75
Diluted earnings per common share	**$ 0.68**	$ 0.33	**$ 1.32**	$ 0.74
Average shares (*thousands*)				
Basic	**411,946**	211,785	**410,811**	211,702
Diluted	**414,641**	214,012	**413,407**	213,807
Dividends declared per share of common stock	**$ 0.795**	$ 0.615	**$ 1.565**	$ 1.23

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 14 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2018 2017 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 15,295 $ 37,193 Accounts receivable, net 934,664 1,202,951 Materials and supplies 113,831 90,301 Natural gas and natural gas liquids in storage 285,776 342,293 Commodity imbalances 26,835 38,712 Other current assets 57,286 53,008 Total current assets 1,433,687 1,764,458 Property, plant and equipment Property, plant and equipment 16,363,716 15,559,667 Accumulated depreciation and amortization 3,059,799 2,861,541 Net property, plant and equipment 13,303,917 12,698,126 Investments and other assets Investments in unconsolidated affiliates 986,979 1,003,156 Goodwill and intangible assets 987,510 993,460 Deferred income taxes 31,503 205,907 Other assets 170,124 180,830 Total investments and other assets 2,176,116 2,383,353 Total assets $ 16,913,720 $ 16,845,937 -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 15 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2018 2017 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 932,650 $ 432,650 Short-term borrowings 156,000 614,673 Accounts payable 1,027,467 1,140,571 Commodity imbalances 136,411 164,161 Accrued interest 135,426 135,309 Other current liabilities 184,127 179,971 Total current liabilities 2,572,081 2,667,335 Long-term debt, excluding current maturities 7,091,246 8,091,629 Deferred credits and other liabilities Deferred income taxes 54,726 52,697 Other deferred credits 357,184 348,924 Total deferred credits and other liabilities 411,910 401,621 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: issued 20,000 shares at June 30, 2018, and December 31, 2017 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 445,016,234 shares and outstanding 411,173,760 shares at June 30, 2018; issued 423,166,234 shares and outstanding 388,703,543 shares at December 31, 2017 4,450 4,232 Paid-in capital 7,699,934 6,588,878 Accumulated other comprehensive loss (178,589) (188,530) Retained earnings — — Treasury stock, at cost: 33,842,474 shares at June 30, 2018, and 34,462,691 shares at December 31, 2017 (860,935) (876,713) Total ONEOK shareholders’ equity 6,664,860 5,527,867 Noncontrolling interests in consolidated subsidiaries 173,623 157,485 Total equity 6,838,483 5,685,352 Total liabilities and equity $ 16,913,720 $ 16,845,937 -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 16 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2018 2017 (Thousands of dollars) Operating activities Net income $ 548,228 $ 362,176 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 210,525 200,268 Noncash contribution of preferred stock, net of tax — 12,600 Equity in net earnings from investments (76,757) (78,927) Distributions received from unconsolidated affiliates 84,652 81,744 Deferred income taxes 161,602 90,685 Share-based compensation expense 16,071 13,477 Pension and postretirement benefit expense, net of contributions (5,096) (1,576) Allowance for equity funds used during construction (1,034) (35) Gain on sale of assets (185) (630) Changes in assets and liabilities: Accounts receivable 268,287 123,085 Natural gas and natural gas liquids in storage 49,347 (60,099) Accounts payable (282,572) (134,334) Commodity imbalances, net (15,873) (6,134) Risk-management assets and liabilities 72,580 66,940 Other assets and liabilities, net (26,805) (26,349) Cash provided by operating activities 1,002,970 642,891 Investing activities Capital expenditures (less allowance for equity funds used during construction) (615,352) (195,232) Contributions to unconsolidated affiliates (294) (4,653) Distributions received from unconsolidated affiliates in excess of cumulative earnings 13,588 14,936 Proceeds from sale of assets 657 1,218 Cash used in investing activities (601,401) (183,731) Financing activities Dividends paid (643,493) (259,758) Distributions to noncontrolling interests (3,000) (273,460) Borrowing (repayment) of short-term borrowings, net (458,673) 164,130 Repayment of long-term debt (503,825) (3,898) Issuance of common stock 1,186,718 10,845 Other, net (1,194) (13,523) Cash used in financing activities (423,467) (375,664) Change in cash and cash equivalents (21,898) 83,496 Cash and cash equivalents at beginning of period 37,193 248,875 Cash and cash equivalents at end of period $ 15,295 $ 332,371 -more-

ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

Page 17

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended June 30,		Six Months Ended June 30,	
(Unaudited)	2018	2017	2018	2017
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation expense	$ 93.1	$ 87.0	$ 177.6	$ 165.4
Depreciation and amortization	$ 42.9	$ 41.4	$ 85.3	$ 82.5
Equity in net earnings from investments	$ 16.6	$ 15.1	$ 33.0	$ 28.8
Adjusted EBITDA	$ 352.1	$ 273.3	$ 694.1	$ 551.5
NGLs transported-gathering lines (*MBbl/d*) (a)	903	807	879	785
NGLs fractionated (*MBbl/d*) (b)	696	622	694	598
NGLs transported-distribution lines (*MBbl/d*) (a)	550	566	573	554
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	$ 0.16	$ 0.04	$ 0.12	$ 0.03
Capital expenditures	$ 216.9	$ 12.3	$ 341.9	$ 32.8

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

	Three Months 2018	Three Months 2017	Six Months 2018	Six Months 2017
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation expense	$ 89.0	$ 72.7	$ 174.5	$ 144.0
Depreciation and amortization	$ 48.1	$ 46.0	$ 95.9	$ 91.0
Equity in net earnings (loss) from investments	$ (0.8)	$ 3.8	$ 0.9	$ 6.4
Adjusted EBITDA	$ 166.9	$ 128.3	$ 297.4	$ 232.2
Natural gas gathered (*BBtu/d*) (a)	2,505	2,175	2,483	2,080
Natural gas processed (*BBtu/d*) (a) (b)	2,365	1,992	2,325	1,928
NGL sales (*MBbl/d*) (a)	197	186	195	179
Residue natural gas sales (*BBtu/d*) (a)	1,028	859	996	826
Average contractual fee rate (*$/MMBtu*) (a)	$ 0.89	$ 0.87	$ 0.89	$ 0.85
Capital expenditures	$ 108.8	$ 37.0	$ 220.6	$ 100.2

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

	Three Months 2018	Three Months 2017	Six Months 2018	Six Months 2017
Natural Gas Pipelines				
Operating costs, excluding noncash compensation expense	$ 32.9	$ 30.7	$ 64.7	$ 62.2
Depreciation and amortization	$ 14.4	$ 12.6	$ 27.7	$ 25.1
Equity in net earnings from investments	$ 20.8	$ 20.5	$ 42.9	$ 43.7
Adjusted EBITDA	$ 85.4	$ 80.7	$ 179.0	$ 163.6
Natural gas transportation capacity contracted (*MDth/d*) (a)	6,650	6,452	6,714	6,604
Transportation capacity subscribed (a)	93%	93%	94%	95%
Capital expenditures	$ 20.5	$ 26.8	$ 40.4	$ 51.9

(a) - Includes volumes for consolidated entities only.

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance

July 31, 2018

Page 18

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2107
	(Thousands of dollars, except per share amounts)			
Reconciliation of net income to adjusted EBITDA and distributable cash flow				
Net income	$ **282,179**	$ 175,991	$ **548,228**	$ 362,176
Interest expense, net of capitalized interest	**113,496**	118,473	**229,221**	234,935
Depreciation and amortization	**106,288**	100,849	**210,525**	200,268
Income taxes	**87,531**	43,844	**163,302**	98,785
Noncash compensation expense	**12,140**	3,260	**21,366**	4,907
Other noncash items and equity AFUDC (a)	**201**	19,912	**(471)**	20,870
Adjusted EBITDA	**601,835**	462,329	**1,172,171**	921,941
Interest expense, net of capitalized interest	**(113,496)**	(118,473)	**(229,221)**	(234,935)
Maintenance capital	**(44,235)**	(23,070)	**(74,028)**	(47,459)
Equity in net earnings from investments	**(36,570)**	(39,363)	**(76,757)**	(78,927)
Distributions received from unconsolidated affiliates	**48,424**	49,760	**98,240**	96,680
Other	**(2,415)**	(1,131)	**(4,885)**	(3,066)
Distributable cash flow	$ **453,543**	$ 330,052	$ **885,520**	$ 654,234
Dividends paid to preferred shareholders	**(275)**	—	**(550)**	—
Distributions paid to public limited partners	—	(135,479)	—	(270,959)
Distributable cash flow to shareholders	$ **453,268**	$ 194,573	$ **884,970**	$ 383,275
Dividends paid	$ **(326,810)**	$ (129,711)	$ **(642,943)**	$ (259,282)
Distributable cash flow in excess of dividends paid	$ **126,458**	$ 64,862	$ **242,027**	$ 123,993
Dividends paid per share	$ **0.795**	$ 0.615	$ **1.565**	$ 1.230
Dividend coverage ratio	**1.39**	1.50	**1.38**	1.48
Number of shares used in computation (*thousands*)	**411,082**	210,912	**410,826**	210,799

(a) Three- and six-month 2017 totals include ONEOK's April 2017 contribution to the ONEOK Foundation of 20,000 shares of Series E Preferred Stock, with an aggregate value of $20 million.

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ONEOK Announces Higher Second-quarter 2018 Financial Results and Updates 2018 Financial Guidance July 31, 2018 Page 19 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2018 Updated (Unaudited) Guidance Range (Millions of dollars) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 1,020 - $ 1,150 Interest expense, net of capitalized interest 485 - 465 Depreciation and amortization 425 - 435 Income taxes 315 - 335 Noncash compensation expense 40 - 30 Other noncash items and equity AFUDC - - - Adjusted EBITDA $ 2,285 - $ 2,415 Interest expense, net of capitalized interest (485) - (465) Maintenance capital (160) - (180) Equity in net earnings from investments (140) - (160) Distributions received from unconsolidated affiliates 175 - 205 Other - - (10) Distributable cash flow $ 1,675 - $ 1,805